CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Myriad Entertainment & Resorts, Inc. Registration Statement on Form SB-2 (Amendment 2) 333-13474 of our reports dated March 20, 2006 and November 20, 2006 relating to the financial statements of Myriad Entertainment & Resorts, Inc. as of and for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively, included in this Registration Statement.

/s/ Moore Stephens Frost
Certified Public Accountants

Little Rock, Arkansas
November 29, 2006